Exhibit 99.1

Biohaven Appoints Julia P. Gregory to Board of Directors

NEW HAVEN, Connecticut, August 4, 2017 /PRNewswire/ — Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN) today announced the appointment of Julia P. Gregory, M.B.A., to its Board of Directors. The appointment brings the total size of the Board to seven members.

“We are thrilled to have Julia Gregory join Biohaven’s Board of Directors. Ms. Gregory is an industry veteran and proven leader who has built an impressive track record in leading and advising biotechnology companies over her decades-long career. Her expertise in strategy development and implementation, investment banking and business development will be of substantial value to Biohaven, particularly as we advance towards topline trial data with our lead drug candidates, rimegepant for the acute treatment of migraine and trigriluzole for the treatment of Spinocerebellar Ataxia,” said Vlad Coric, M.D., CEO of Biohaven.

Ms. Gregory formerly served as President and CEO of Five Prime Therapeutics, Inc. from 2009 until July 2012, and as Executive Vice President, Corporate Development and Chief Financial Officer of Lexicon Pharmaceuticals, Inc. from 2000 to 2008. While at Five Prime and Lexicon, she led transactions for several strategic partnerships including those with GlaxoSmithKline, Human Genome Sciences, Genentech, Inc., Bristol-Myers Squibb Company and Takeda Pharmaceutical Company Limited. She was the Chief Financial Officer of Lexicon during its $220 million initial public offering and was involved in the creation of Lexicon’s $500 million private equity investment plan with Invus, LLP. Most recently, Ms. Gregory served as Chief Executive Officer at ContraFect Corporation from November 2013 through April 2016, and as a Member of the Company’s Board of Directors from April 2014 through March 2016.  Prior to her appointment as CEO, she served as ContraFect’s Executive Vice President and Chief Financial Officer from July 2012 to November 2013.  Ms. Gregory is also Chairman and CEO of the biotechnology financial and management advisory firm Isometry Advisors, Inc.

In addition to her deep experience in the biopharmaceutical industry, Ms. Gregory has twenty years of investment banking experience, starting at Dillon, Read & Co. and subsequently at Punk, Ziegel & Company, where she served as the head of investment banking and head of its life sciences practice. Ms. Gregory has also served on the Board of Directors at The Global TB Alliance for Drug Development, Clinipace Worldwide, and the Institute for the Study of Aging, a private foundation for Alzheimer’s. She is currently a Director at Iconic Therapeutics, and the Sosei Group Corporation. Ms. Gregory attained a Masters of Business Administration from the Wharton School at the University of Pennsylvania, and earned her B.A. at the George Washington University.

“Biohaven’s diversified clinical pipeline is unique in that it targets migraine, which is the world’s third most prevalent illness, as well as a variety of rare diseases including spinocerebellar ataxia, amyotrophic lateral sclerosis, and other neuropsychiatric indications,” commented Ms. Gregory.  “I look forward to working with Vlad and the rest of the Board to support the continued development and expansion of the business.”

“Julia brings deep financial and strategic expertise to the Board, and she will be a valuable addition as we continue to grow our business. Her prior experience serving as CEO, CFO and a director of other biotechnology companies, including her leadership at another public company, will be an important resource to the company. We are pleased to welcome Julia to Biohaven’s Board of Directors,” said Declan Doogan, M.D., Chairman of Biohaven’s Board of Directors.

About Biohaven

Biohaven is a clinical-stage biopharmaceutical company with a portfolio of innovative, late-stage product candidates targeting neurological diseases, including rare disorders. Biohaven has combined internal development and research with intellectual property licensed from companies and institutions including Bristol-Myers Squibb Company, AstraZeneca AB, Yale University, Catalent, Rutgers, ALS Biopharma LLC and Massachusetts General Hospital. Currently, Biohaven’s lead development programs include multiple compounds across its CGRP receptor antagonist and glutamate modulation platforms. The company’s common shares are listed on the New York Stock Exchange and traded under the ticker symbol BHVN. More information about Biohaven is available at www.biohavenpharma.com.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company’s management. All statements, other than statements of historical facts, included in this press release, including the Company’s expectations for future growth and pipeline development, are forward-looking statements. You should not place undue reliance on the Company’s forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Important factors to be considered in connection with forward-looking statements are described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 16, 2017. The forward-looking statements are made as of this date and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, contact Dr. Vlad Coric, the Chief Executive Officer, at Vlad.Coric@biohavenpharma.com